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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-86016 and 333-95149) pertaining to the MPSI Systems Inc. 1988 Stock Option Plan and the MPSI Systems Inc. 1998 Stock Plan of our reports dated February 25, 2002 with respect to the consolidated financial statements and schedule of MPSI Systems Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2000.


                                                        ERNST & YOUNG LLP


Tulsa, Oklahoma
February 25, 2002